UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Luminex Corporation (the "Company") has appointed Richard W. Rew, II, age 47, as Senior Vice President, General Counsel and Corporate Secretary, effective March 4, 2015, and Mr. Randall Myers, age 53, as Senior Vice President, Global Manufacturing and Quality, effective March 16, 2015.

Prior to joining the Company, Mr. Rew served as Senior Vice President, General Counsel and Secretary at ArthroCare Corporation from December 2008 until they were acquired by Smith & Nephew in 2014. Mr. Rew joined ArthroCare in 2006 as its Vice President, Legal Affairs. Mr. Rew previously served as General Counsel of Activant Solutions Inc. from 2000-2006 and as General Counsel of EZCORP, Inc. from 1996-2000. Mr. Rew joined EZCORP as Assistant Corporate Counsel in 1993. Mr. Rew is a Member of the State Bar of Texas.

Prior to joining the Company, Mr. Myers accepted an early retirement from Applied Materials in 2012 and has been consulting in supply chain and manufacturing operations since that time. Prior to his retirement, Mr. Myers held various positions at Applied Materials in manufacturing and operations from 1995-2012.  In his final position with Applied Materials, Mr. Myers was Vice President of the Silicon Systems Group (SSG) Global Planning & Business Operations. Prior to joining Applied Materials, Mr. Myers worked at General Electric Aircraft Engines in Cincinnati, Ohio in various areas of procurement, supply chain and engineering from 1986-1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2015	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance